Exhibit 99.2
FORM 51-102F3
MATERIAL CHANGE REPORT

Item 1	Name and Address of Company

NUCRYST Pharmaceuticals Corp. (the “Company”) 50 Audubon Road, Suite B Wakefield, MA 01880 USA

Item 2	Date of Material Change

August 8, 2007

Item 3	News Release

A news release announcing the material change disclosed in this report is attached as Schedule “A” and was issued by the Company on August 8, 2007 and disseminated through the facilities of Canada Newswire and filed on SEDAR.

Item 4	Summary of Material Change

On August 8, 2007, the Company reported financial results for the 2007 second quarter.

Item 5	Full Description of the Material Change

5.2	Full Description of the Material Change

On August 8, 2007, the Company reported its financial results for the 2007 second quarter, as more fully set forth in the news release issued by the Company on August 8, 2007 and attached as Schedule “A”.

5.3	Disclosure for Restructuring Transactions

Not Applicable.

Item 6	Reliance on Subsection 7.1(2) or (3) of National Instrument 51-102

Not Applicable.

Item 7	Omitted Information

No significant facts otherwise required to be disclosed in this report have been omitted.

Item 8	Executive Officer

Eliot M. Lurier, Vice President, Finance & Administration and Chief Executive Officer of NUCRYST is knowledgeable about the material change and may be reached at (781)264-6059.

Item 9	Date of Report

Dated this 8th day of August, 2007.
NUCRYST Pharmaceuticals Corp.

Per:	/s/ Carol L. Amelio
Carol L. Amelio
VP, General Counsel & Corporate Secretary

Schedule “A”
For immediate release
NUCRYST Pharmaceuticals announces 2007 second quarter results
Wakefield, Massachusetts — August 8, 2007 — NUCRYST Pharmaceuticals Corp. today announced for the quarter ended June 30, 2007, it recorded a net loss of $3.0 million, or 16 cents per share on revenues of $6.1 million, compared to a net loss of $3.9 million, or 21 cents per share on revenues of $6.2 million recorded in the same period last year.
At June 30, 2007, NUCRYST had $20.2 million in cash and short term investments. Further financial information follows at the end of the release.
“NUCRYST continued to advance our product development strategy in the first half of 2007,” said Scott H. Gillis, President & CEO, NUCRYST Pharmaceuticals. “We continued with our preclinical work for gastroenterology indications and in July, we reported FDA 510(k) clearance of our NPI 32101 cream. We are currently examining potential commercialization strategies for the cream to determine the optimal path to market.”
NUCRYST Pharmaceuticals (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using its patented atomically disordered nanocrystalline silver technology. Smith & Nephew plc sell a range of advanced wound care products under their Acticoat™ trade mark: Acticoat™ products incorporate NUCRYST’s SILCRYST™ coatings and are sold in over 30 countries. NUCRYST is also developing pharmaceutical products to address medical conditions that are characterized by both infection and inflammation. The company has developed its proprietary nanocrystalline silver in a powder form for use as an active pharmaceutical ingredient, referred to as NPI 32101.
A more detailed discussion of NUCRYST’s 2007 second quarter results can be found in our 10-Q filing which will be available at www.sec.gov/edgar.com and www.sedar.com. NUCRYST filings are also available at www.nucryst.com/Regulatory_Filings.htm.

For more information contact:
Gillian McArdle
Investor Relations
NUCRYST Pharmaceuticals Corp.
(416) 504-8464
info@nucryst.com
All figures are in US dollars unless otherwise stated SILCRYST™ is a trademark of NUCRYST Pharmaceuticals Corp. Acticoat™ is a trademark of Smith & Nephew plc
The financial results in this news release are unaudited and are not a complete disclosure of our quarterly or annual financial results. This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada (collectively “forward-looking statements”). The words “intends”, “will”, “examining”, “potential”, “determine” and “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this news release include, but are not limited to, statements about: prospects and plans for the development of future products containing our nanocrystalline silver for the treatment of gastroenterology indications, plans for our gastrointestinal program, regulatory approval of our NPI 32101 barrier cream, and plans and prospects for our barrier cream. With respect to the forward-looking statements contained in this news release, readers are cautioned that numerous risks, uncertainties and other factors could cause our actual results to differ materially from those indicated in these statements including, but not limited to: difficulties or delays in the initiation, timing, progress and results of our preclinical trials and research and development programs relating to the development of products containing our nanocrystalline silver for treatment of gastroenterology indications; our ability to maintain our collaboration with Smith & Nephew; our reliance on sales of Acticoat™ products with our SILCRYST™ coatings by Smith & Nephew; future sales of Acticoat™ may not be sufficient to adequately fund our research and development plans; we may not be able to retain existing and obtain new regulatory approvals for our NPI 32101 barrier cream and any future products; we may not be able to establish successful commercialization programs, through new corporate collaborations or otherwise, for our NPI 32101 barrier cream or for other future products; competition from other silver-based pharmaceutical or medical device companies; our ability to raise additional financing required to fund further research and development, clinical studies and obtain regulatory approvals, on commercially acceptable terms or at all; changes in currency exchange rates; our ability to protect our intellectual property rights and to not infringe on the intellectual property rights of others; our ability to comply with governmental regulations and standards; our ability to successfully attract and retain skilled and experienced personnel; changes in general economic and capital market conditions; other risks and uncertainties unidentified at this time; management’s response to these factors; and other factors described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov and with securities authorities in Canada on SEDAR at www.sedar.com. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and NUCRYST disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future developments or otherwise after the date hereof.

NUCRYST PHARMACEUTICALS CORP.
Financial Highlights
(unaudited)
(thousands of U.S. dollars except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Condensed Consolidated Statements of Operations	2007	2006	2007	2006

Revenue	$6,098	$6,237	$11,332	$12,521
Loss from operations	(1,642)	(2,729)	(3,487)	(5,648)
Net loss	(2,996)	(3,887)	(4,860)	(6,771)
Net loss per common share
— basic and diluted	(0.16)	(0.21)	(0.27)	(0.38)
Weighted average number of common shares outstanding
— basic	18,318,438	18,427,003	18,315,218	17,630,811
— diluted	18,318,438	18,427,003	18,315,218	17,630,811

	June 30,	December 31,
Condensed Consolidated Balance Sheets	2007	2006

Cash and short-term investments	$20,201	$18,926
Current assets	32,715	33,591
Total assets	46,364	45,892
Current liabilities	3,164	2,306
Long Term liabilities	725	—
Shareholders’ equity	42,475	43,586

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Other Data	2007	2006	2007	2006

Wound care product revenue	$6,098	$6,237	$11,332	$12,521
Manufacturing costs	$3,986	$4,013	$7,134	$8,318